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                                                                   EXHIBIT 99.2

                            LCI INTERNATIONAL, INC.

                               ----------------

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD      , 1998

                               ----------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints       and      , officers of LCI
International, Inc. (the "Company"), with full power of substitution, his or her proxy to represent and vote, as designated below, all shares of the Company registered in the name of the undersigned, with the powers the undersigned would possess if personally present at the Company's Special
Meeting of Stockholders to be held at       a.m., local time, on      , 1998
at          and at any postponement, continuation or adjournment thereof, hereby revoking all proxies previously given with respect to the Special
Meeting.

1.APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED IN FAVOR OF THE APPROVAL AND AUTHORIZATION OF THE MERGER AGREEMENT AND THE MERGER.

                                          Date:      , 1998

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Signature if held jointly

                                          PLEASE DATE AND SIGN ABOVE exactly
                                          as name(s) appear on your share
                                          certificate, and return this proxy
                                          promptly in the envelope provided.
                                          Executors, administrators, trustees,
                                          guardians, etc., should indicate
                                          capacity when signing. For stock
                                          held in joint tenancy, each joint
                                          owner should sign.

              [_] PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING